MONTVALE, N.J.-- (BUSINESS WIRE)-- March 13, 2000--

-    IBM selected as A&P's strategic partner

- Retek and IBM sign deal to create new e-business solution for retailers, A&P first to utilize new Retek/IBM offering

     The Great Atlantic & Pacific Tea Company, Inc. (NYSE:GAP) today announced Phase II of its ongoing Project Great Renewal - an after-tax investment of approximately $250 million over four years to develop a state-of-the-art supply chain and business operations technology system.

     Christian Haub, President and Chief Executive Officer, said the initiative will upgrade all processes and business systems related to the flow of information and products between A&P-operated offices, distribution points and stores, and between A&P and its suppliers.

     A&P has selected IBM as its strategic partner for Project Great Renewal to implement business process changes, a new application portfolio and a new technical architecture, and assist in project and change management.

     A&P expects to achieve cash benefits over the period in the range of $325 million net of tax, derived from improved margins, lower operating costs, reduction of working capital and improved product availability. When this new phase of Project Great Renewal has been fully implemented, the Company anticipates improvement of ongoing annual pre-tax operating income of approximately $100 million.

     A&P said it expects these initiatives will enhance its ability to increase sales by attracting more customers and increasing sales per transaction. However the cash and ongoing profit benefits stated above do not include such impacts.

     In support of Project Great Renewal, IBM and Retek, Inc. (Nasdaq:RETK) -- a leading provider of business-to-business (B2B) solutions for the global retail marketplace -- today announced they will work together to create a merchandising solution to help food and drug retailers determine the right mix of products, pricing and promotions across all sales channels including the store, phone, Internet and catalog. A&P will be the first retailer to use this new merchandising solution as part of its new business operations and technology system.



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     Initial work on Project Great Renewal will focus on re-engineering systems supporting such functions as purchasing, inventory control, warehouse and transportation management, category management, pricing, promotion analysis, store space allocation, automatic replenishment, direct store delivery and store operations.

     According to Mr. Haub, the resulting new technology and communication platform also will enable A&P to utilize Internet-based, business-to-business
(B2B) e-commerce with its suppliers, to improve supply chain efficiencies and develop more customer focused and mutually profitable supplier relationships.

     "This landmark investment in A&P's future follows the people and store development improvements launched just over a year ago, and therefore represents the third critical component of the Great Renewal strategy we charted in 1998," said Mr. Haub. "Combined, these initiatives will drive the top and bottom line improvements we have already achieved to leadership levels, by maximizing the impact and productivity of our market offering."

     In October 1999, IBM retail industry consultants began working with A&P senior management to build a comprehensive business case for the transformation of A&P's supply chain and business operations systems, as the next phase of A&P's Great Renewal program. IBM consultants worked with A&P to:

- determine the company's business strategy and key opportunity areas; - define the business functionality needed in A&P's technology systems; - evaluate and select key software solutions; - analyze business processes; - define strategic business initiatives; - and, develop an information technology strategy and plan to support the strategic initiatives.

     A key component of A&P's new technology platform will be the new merchandising solution being created as a result of the new alliance between IBM and Retek.

     Merchandising solutions allow retailers to enhance customer service by improving all aspects of the supply chain, including purchasing, replenishment, space allocation, receiving, inventory management and price/promotion management.



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     The new offering will be developed using IBM's Application Framework for
e-business, a technology roadmap with IBM's leading software -- based on industry standards -- that helps developers integrate Internet technologies with traditional information technology. In addition, IBM will become the preferred hardware, middleware, services and financing provider for Retek solutions and create and staff a Retail Development Center in Minneapolis, MN, to provide training, benchmaking and product demonstrations.

     IBM and Retek estimate that the market opportunity for this type of solutions exceeds $3.5 billion.

     The Retek/IBM agreement is the latest in a growing number of alliances that IBM is forming with leading independent software vendors (ISVs) based on a developer alliance initiative announced in November 1999. Under the initiative, Retek will gain access to new customers and revenue opportunities through IBM's extensive marketing, sales, solutions and resources while positioning IBM as its leading implementation and integration provider of middleware, server platforms and services.

     Under terms of the IBM/Retek alliance, the development environment for Retek's B2B solutions also will be based on IBM's Framework for e-business, and will include IBM middleware -- MQ Series and the Websphere family of products.

     A&P said it is entering Project Great Renewal Phase Two from a foundation of solid improvements generated by the campaign's initial phase launched in December of 1998.

     "At the outset, we said the most important measures of success moving forward would be customer satisfaction and operating results. The structural moves and total Company culture change set in motion 15 months ago have clearly generated the improvements and forward momentum we believed they would. Now, our goal for Great Renewal Phase Two is to develop this all-important systems and process platform for our customer focused marketing proposition," Mr. Haub said.

     He concluded, "We are proud to be the first major food and drug retailer to partner with this alliance of IBM and Retek, leaders in the development of retail process, system, information and e-business solutions. We are convinced that this initiative, combined with our ongoing people and store development efforts, will in due course elevate our performance



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                                      -4-

and results to the leadership levels we are committed to achieve."



                                       ###

This release contains forward-looking statements about the future performance of the Company which are based on Management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company's principal markets; the Company's relationships with its employees and the terms of future collective bargaining agreements; the costs of other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company's cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company's vendors; and changes in economic conditions which affect the buying patterns of the Company's customers.

          A&P Launches Second Phase of Project Great Renewal; Builds on
                  Successful Results Produced by Initial Phase



     Company working with IBM, Retek on $250 million supply chain initiative. System, process improvements expected to yield $325 million cash benefit over four years, ongoing profit improvement.



     Montvale, NJ - March 13, 2000 - The Great Atlantic & Pacific Tea Company, Inc. (NYSE:GAP) today announced the second phase of A&P's Project Great Renewal, authorizing an after-tax investment of approximately $250 million over four years to develop a state of the art supply chain and business management infrastructure.



     The Company expects to achieve cash benefits over that period in the range of $325 million net of tax, derived from improved margins, lower operating costs, reduction of working capital and improved product availability. When this new phase of Project Great Renewal has been fully implemented, the Company anticipates improvement in ongoing annual pre-tax operating income of approximately $100 million.



     In addition, the Company expects that these initiatives will enhance its ability to increase sales by attracting more customers and increasing sales per transaction. However, the cash and ongoing operating profit benefits stated above do not include such impacts.



     The initiative will be implemented by a dedicated team of A&P executives representing all key business functions, under the direction of Robert Panasuk, formerly President of A&P's New England operations.



     Reporting to President and CEO Christian Haub's eight-member Management Executive Committee, Mr. Panasuk's team


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                                      -2-

will work with an onsite team from a new strategic alliance concentrating on the food and drug retailing industry formed by IBM (Somers, NY) and Retek (Minneapolis, MN), announced today in a separate press advisory issued jointly by the three companies. This combined team will upgrade all processes and business systems related to the flow of information and products between A&P-operated offices, distribution points and stores; and between the Company and its suppliers.



     Mr. Haub said, "We are proud to be the first major food and drug retailer to partner with this alliance of the leaders in the development of retail process, system and information solutions. Their combined expertise will help us transform our core business processes, provide Internet-based e-business capability, implement system solutions appropriate to our current and projected needs, and elevate our ability to leverage and apply knowledge and information.



     "This Landmark investment in A&P's future follows the people and store development improvements begun just over a year ago, and therefore represents the third critical component of the Great Renewal strategy we charted in 1998," said Mr. Haub. "Combined, these initiatives will drive the top and bottom line improvements we have already achieved to leadership levels, by maximizing the impact and productivity of our customer focused market offering."



     The Company said the cost of implementing Great Renewal Phase II will reduce net earnings for fiscal year 2000, ending February 24, 2001, by approximately $1.50 per share. Benefits from improved systems and processes are expected to start late in fiscal 2000, contributing approximately 5 to 10 cents per share to this year's earnings. The Company expects benefits to accelerate in the following years, substantially offsetting costs in fiscal 2001, and having a significant, positive net impact on ongoing operating earnings beginning in fiscal 2002.



     The A&P/IBM/Retek Project Team will focus on business processes supporting Store Operations, Marketing and Merchan-


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                                       -3-


dising, Supply and Logistics, People Resources, Finance and the enabling technologies. This Great Renewal Phase II initiative is a major driver of the ongoing modernization of A&P's Information Systems framework, being directed by Nicholas Ioli, Senior Vice President and Chief Information Officer, who joined A&P's executive management team in 1999.



     Mr. Haub said the customer impact of this initiative will be a shopping experience that distinguishes A&P-operated stores from their competitors, by virtue of superior product variety targeted to local preferences; more effective promotional programs; improved in-stock levels and new item availability; consistently excellent fresh food quality, and upgraded store operating standards.



     "Excellence in all of these areas is essential if we are to accomplish our stated goal of becoming the Supermarket of Choice wherever we operate," said Mr. Haub. "Accordingly, we rejected piecemeal system and process solutions to shortcomings that hamper our progress today, choosing instead to address the entire infrastructure, virtually reinventing the way we market our offering to customers, and go to business with suppliers.



     The Company said the work leading up to today's announcement was conducted over the past five months by a cross-functional team led by Bill McEwan, recently appointed President & CEO of the Company's new Atlantic Region. The A&P team worked closely with IBM systems integration and change management experts, resulting in the business plan approved today.



     The approval follows the Company's February 7 announcement of its new Atlantic Region management organization. As stated at that time, the regional organization was designed to focus operating management more closely on store performance and customer service issues, while positioning merchandising and marketing management to develop and implement more targeted, customer driven marketing programs. Mr. Haud today added, "The concentration of functions in the region greatly improves the ability of our management team to utilize the

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                                       -4-


processes that will result from the Great Renewal Phase II initiative."



     The Company said it is entering this second phase of Project Great Renewal from a foundation of solid improvements achieved during the campaign's initial phase, launched by Mr. Haub and his executive management team in December of 1998. They include:



     o Positive comparable store sales of 4.0% for the fourth quarter of fiscal 1999 and 4.4% for the full year ended February 26, 2000, well above the industry average for the same period;



     o Number one market shares in Metro New York and Detroit, and number two shares in Ontario, Canada and New Orleans; the Company's core marketing areas accounting for 80% of total sales, in which A&P has increased its share over the last 12 months;



     o Reduction of costs through the closure of unproductive stores, consolidation of administrative facilities and improved expense management, as well as improved productivity in distribution and manufacturing. Those achievements, combined with strong sales trends, drove ongoing operating profits upward by 50% in fiscal 1999, on track with the Company's plan;



     o Achievement of management's commitment to add 55 new stores in fiscal 1999. In addition, the pipeline of new store projects has expanded, to support aggressive development targets for 60 new stores in fiscal 2000 and 75 the year after.



     o The strengthening of management and store associate teams through comprehensive People Resources initiatives, includ-


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                                      -15-


          ing new performance measurement and compensation programs; leadership and skills training at all levels; and the focus on shopper satisfaction being driven outward to the point of customer contact.



     Mr. Haub said, "At the outset of Project Great Renewal, we said the most important measures of success moving forward would be customer satisfaction and operating results. The structural moves and total Company culture change set in motion 15 months ago have clearly generated the initial improvements and forward momentum we believed they would. This is evidenced by the fact that we expect to report fiscal 1999 fourth quarter operating earnings on target with both our expectations, and the published First Call consensus.



     He concluded, "Our goal for Great Renewal Phase II is to develop this important systems and process platform for our customer focused marketing proposition. We are convinced that this initiative, combined with our ongoing people and store development efforts, will in due course elevate our performance and results to the leadership levels we are committed to achieve."



     Founded in 1859, A&P was the nation's first supermarket chain. One of North America's 10 largest supermarket companies, A&P operates in 16 states, the District of Columbia and Ontario, Canada under the following trade names: A&P, Waldbaum's, Food Emporium, Super Foodmart, Super Fresh, Farmer Jack, Kohl's, Sav-A-Center, Dominion, The Barn and Food Basics.



                                       ###



     This release contains forward-looking statements about the future performance of the Company which are based on Management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company's principal market; the Company's relationships with its employees and the terms of future collective bargaining agreements; the costs of other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company's cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company's vendors; and changes in economic conditions which affect the buying patterns of the Company's customers.